- -------------------------------------------------------------------------------
*Total Number of Pages:               As filed with the Securities and Exchange
                                      Commission on September 17, 1996
Index to Exhibits at Page:            Registration No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------



                                   FORM S-8


                            REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------



                         CARDIOTHORACIC SYSTEMS, INC.

            (Exact name of Registrant as specified in its charter)

                             ---------------------


        Delaware                                        94-3228757
(State of incorporation)                   (I.R.S. Employer Identification No.)


                          10600 North Tantau Avenue
                         Cupertino, California  95014
  (Address, including zip code, of Registrant's principal executive offices)

                             ---------------------


                             INCENTIVE STOCK PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                             DIRECTOR OPTION PLAN
                        NONSTATUTORY STOCK OPTION PLAN
                          (Full titles of the plans)

                             ---------------------


                         CardioThoracic Systems, Inc.
                          10600 North Tantau Avenue
                         Cupertino, California  95014
                               (408) 342-1700
(Name, address, and telephone number, including area code, of agent for service)

                             ---------------------


                                  Copies to:
                          Christopher J. Ozburn, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (415) 493-9300


- -------------------------------------------------------------------------------

                       CALCULATION OF REGISTRATION FEE



       TITLE OF                                         PROPOSED           PROPOSED
      SECURITIES                    AMOUNT              MAXIMUM            MAXIMUM         AMOUNT OF
       TO BE                        TO BE            OFFERING PRICE       AGGREGATE       REGISTRATION
   REGISTERED (1)                REGISTERED            PER SHARE       OFFERING PRICE          FEE
- ------------------------------------------------------------------------------------------------------

Incentive Stock Plan
Common Stock, $.001 par value   1,006,500 shares (2)    $  0.51 (3)      $  513,315(4)      $  178
Common Stock, $.001 par value     503,500 shares (5)      18.00 (6)      $9,063,000(7)      $3,126

Director Option Plan
Common Stock, $.001 par value      12,000 shares (2)    $ 13.75 (8)      $  165,000(4)      $   57
Common Stock, $.001 par value     188,000 shares (5)      18.00 (6)      $3,384,000(7)      $1,167

Employee Stock Purchase Plan
Common Stock, $.001 par value     150,000 shares (9)    $ 15.30 (10)     $2,295,000(4)      $  792

Nonstatutory Stock Option Plan    995,000 shares (2)    $  2.32 (3)      $2,308,400(4)      $  796

TOTAL                                                                                       $6,116
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into five subtotals. This subtotal represents the number of shares issuable upon exercise of currently outstanding options (options that have been granted as of the date of this Registration Statement).

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price of all currently outstanding options.

(5) This subtotal represents the number of shares issuable upon exercise of options that are available for grant, but have not yet been granted.

(6) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on September 12, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(7) Calculated in accordance with Rule 457(h) under the Act based on the aggregate exercise price for options available for grant.

(8) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on August 12, 1996.

(9) This subtotal represents the number of shares authorized to be issued under the Employee Stock Purchase Plan.

(10) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. Calculation based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on September 12, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable. The purchase price of a share of Common Stock pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, is equal to 85% of the Fair Market Value of a share of Common Stock on either the first day or the last day of the relevant offering period, whichever is lower.

                                   PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE

        The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) The audited financial statements for the Registrant's fiscal year ended December 1995 contained in the Prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), on April 18, 1996.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 2, 1996.

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act, on August 8, 1996.

(d) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to
        Section 12 of the Exchange Act on March 1, 1996.

(e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain members of Wilson Sonsini Goodrich and Rosati, Professional Corporation, and investment partnerships of which such persons are partners beneficially own 27,000 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

        The Registrant has adopted provisions in its Certificate of Incorporation that limits the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Registrant entered into indemnification agreements with its executive officers and directors containing provisions which are in some respects broader that the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). These agreements also indemnify the directors and executive officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

   EXHIBIT
   NUMBER                                DOCUMENT
- ------------------------------------------------------------------------------

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

*10.2         Incentive Stock Plan and forms of Agreements thereunder.

*10.3         Director Option Plan and form of Director Stock Option
              Agreement thereunder.

*10.4         Employee Stock Purchase Plan and forms of agreements thereunder.

*10.5 Nonstatutory Stock Option Plan and form of Nonstatutory Stock Option Agreement thereunder.

23.1          Consent of Coopers & Lybrand L.L.P., Independent Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1          Power of Attorney (see page II-4).

__________________

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-1840), in the form declared effective on April 17, 1996.

ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on September 17, 1996.

                                    CardioThoracic Systems, Inc.


                                   By:   /s/ Richard M. Ferrari
                                      ---------------------------------
                                      Richard M. Ferrari
                                      President and Chief Executive Officer


                              POWER OF ATTORNEY
        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Ferrari and Steve M. Van Dick, jointly and severally, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                     TITLE                                          DATE
- ---------                     -----                                          ----

/s/ Richard M. Ferrari
- --------------------------   President, Chief Executive Officer and         September 17, 1996
Richard M. Ferrari           Director* (Principal Executive Officer)*


/s/ Steve M. Van Dick
- --------------------------   Vice President of Finance and                  September 17, 1996
Steve M. Van Dick            Administration and Chief Financial
                             Officer (Principal Financial and
                             Accounting Officer)

/s/ Charles S. Taylor
- --------------------------   Vice President, Chief Technical Officer        September 17, 1996
Charles S. Taylor            and Director*


/s/ Robert C. Bellas, Jr.
- --------------------------   Director*                                      September 17, 1996
Robert C. Bellas, Jr.


/s/ Thomas J. Fogarty, M.D.
- --------------------------   Director*                                      September 17, 1996
Thomas J. Fogarty, M.D.


/s/ Jack W. Lasersohn
- --------------------------   Director*                                      September 17, 1996
Jack W. Lasersohn


/s/ Thomas C. McConnell
- --------------------------   Director*                                      September 17, 1996
Thomas C. McConnell


/s/ Philip M. Young
- --------------------------   Director*                                      September 17, 1996
Philip M. Young


/s/ Joseph A. Ciffolillo
- --------------------------   Director*                                      September 17, 1996
Joseph A. Ciffolillo


* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the Director Option Plan, however, are automatic.

                              INDEX TO EXHIBITS


EXHIBIT                           DESCRIPTION
- ------------------------------------------------------------------------------

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered


*10.2 Incentive Stock Plan and forms of Agreements thereunder


*10.3                       Director Option Plan and form of Director Stock
                            Option Agreement thereunder


*10.4 Employee Stock Purchase Plan and forms of agreements under


*10.5 Nonstatutory Stock Option Plan and form of Nonstatutory Stock Option Agreement thereunder


 23.1                       Consent of Coopers & Lybrand L.L.P., Independent
                            Accountants


 23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit
                            5.1 hereto)


 24.1                       Power of Attorney (see Page II-4)

_______________

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-1840), in the form declared effective on April 17, 1996.